UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2018

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

CLO Transaction Overview

On February 14, 2018 (the “Closing Date”), TPG RE Finance Trust, Inc. (the “Company”) entered into a collateralized loan obligation through its wholly-owned subsidiaries TPG Real Estate Finance 2018-FL1 Issuer, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, as issuer (the “Issuer”), and TPG RE Finance Trust 2018-FL1 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer (the “Co-Issuer” and together with the Issuer, the “Issuers”). On the Closing Date, the Issuers co-issued the aggregate principal amounts of the following classes of notes pursuant to the terms of an indenture, dated as of February 14, 2018 (the “Indenture”), by and among the Issuers, TPG RE Finance Trust CLO Loan Seller, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authentication agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, the “Note Administrator”):

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$491,831,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2035 (the “Class A Notes”), which had ratings of “AAA(sf)” and “Aaa(sf)” by Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc., respectively, a weighted average life of 1.44 years, and bear interest at a per annum rate equal to (a) one-month LIBOR plus (b) (i) prior to the interest payment date in December 2022, 0.75% and (ii) on and after the interest payment date in December 2022, 1.00%;

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$72,259,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2035 (the “Class A-S Notes”), which had a rating of “AAA(sf)” by KBRA, a weighted average life of 1.73 years, and bear interest at a per annum rate equal to (a) one-month LIBOR plus (b) (i) prior to the interest payment date in January 2023, 0.95% and (ii) on and after the interest payment date in January 2023, 1.20%;

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$55,943,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2035 (the “Class B Notes”), which had a rating of “AA-(sf)” by KBRA, a weighted average life of 1.90 years, and bear interest at a per annum rate equal to (a) one-month LIBOR plus (b) (i) prior to the interest payment date in January 2023, 1.30% and (ii) on and after the interest payment date in January 2023, 1.80%;

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$52,446,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2035 (the “Class C Notes”), which had a rating of “A-(sf)” by KBRA, a weighted average life of 2.01 years, and bear interest at a per annum rate equal to (a) one-month LIBOR plus (b) (i) prior to the interest payment date in February 2023, 1.90% and (ii) on and after the interest payment date in February 2023, 2.40%; and

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$73,425,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2035 (the “Class D Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes, the “Offered Notes”), which had a rating of “BBB-(sf)” by KBRA, a weighted average life of 2.20 years, and bear interest at a per annum rate equal to (a) one-month LIBOR plus (b) (i) prior to the interest payment date in February 2023, 2.70% and (ii) on and after the interest payment date in February 2023, 3.20%.

The Offered Notes were placed by Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC pursuant to a placement agency agreement dated as of February 14, 2018.

In addition to the Offered Notes, on the Closing Date, the Issuer issued, pursuant to the Indenture, $37,295,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes Due 2035 (the “Class E Notes”), which had a rating of “BB-(sf)” by KBRA, a weighted average life of 2.52 years, and bear interest at a per annum rate equal to one-month LIBOR plus 6.00%, and $37,296,000 aggregate principal amount of Class F Seventh Priority Secured Floating Rate Notes Due 2035 (the “Class F Notes” and, together with the Offered Notes and the

Class E Notes, the “Notes”), which had a rating of “B-(sf)” by KBRA, a weighted average life of 2.67 years, and bear interest at a per annum rate equal to one-month LIBOR plus 8.00%. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics, that there are no prepayments, defaults, extensions or delinquencies and that there is no deferred and capitalized interest. There are no assurances that such assumptions will be met.

The Class E Notes and the Class F Notes were acquired by TPG RE Finance Trust 2018-FL1 Retention Holder, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Retention Holder”).

Concurrently with the issuance of the Notes, the Issuer also issued preferred shares, par value $0.001 per share and with an aggregate liquidation preference and notional amount equal to $1,000 per share (the “Preferred Shares” and, together with the Notes, the “Securities”), to Retention Holder. Retention Holder acquired the Class E Notes, the Class F Notes and the Preferred Shares in order to comply with certain risk retention rules. The Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of February 14, 2018 (the “Preferred Share Paying Agency Agreement”), among the Issuer, Wells Fargo Bank, National Association, as paying agent and transfer agent, and MaplesFS Limited, as share registrar. The Preferred Shares have no stated dividend rate. Holders of the Preferred Shares will be entitled to receive monthly non-cumulative dividends, if and to the extent that funds are available for such purpose, in accordance with the priority of payments set forth in the Indenture and Cayman Islands law. The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the mortgage assets or other collateral securing the Notes.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Proceeds from the issuance of the Securities were used to purchase one commercial real estate whole loan (the “Whole Loan”) and 25 fully-funded pari passu participations (the “Pari Passu Participations,” and, together with the Whole Loan, the “Mortgage Assets”) in certain commercial real estate mortgage loans (each, a “Participated Mortgage Loan” and, together with the Whole Loan, the “Mortgage Loans”). The Mortgage Assets were purchased by the Issuer from the Seller, a wholly-owned subsidiary of the Company and an affiliate of the Issuers. The Mortgage Assets represented approximately 29% of the aggregate unpaid principal balance of the Company’s loan investment portfolio as of December 31, 2017 and had an aggregate principal balance of approximately $932.4 million as of the monthly payment date with respect to each Mortgage Asset in February 2018. Proceeds from the issuance of the Securities were also used to repay an aggregate of $670 million of borrowings under the Company’s secured revolving repurchase facilities with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, thus creating additional borrowing capacity for new loan originations.

The Notes

Collateral

The Notes are secured by, among other things, (i) the portfolio of Mortgage Assets, (ii) certain collection, payment, custodial and permitted companion participation acquisition accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) certain eligible investments set forth in the Indenture in which amounts in the accounts established under the Indenture may be invested, (iv) the Issuer’s rights under certain related agreements, (v) all amounts delivered to the Note Administrator (or its bailee) (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the Issuer has an interest, other than certain excepted property, (vii) the Issuer’s ownership interests in and rights in certain permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “Collateral”).

The Offered Notes are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer, and the Class E Notes and the Class F Notes are limited recourse obligations of the Issuer. The Co-Issuer owns no assets and will engage in no other business other than co-issuing the Offered Notes. To the extent that amounts are insufficient to meet payments due in respect of the Notes and expenses following liquidation of the Collateral, the obligations of the Issuer and the Co-Issuer to pay such deficiency will be extinguished.

The Mortgage Assets were purchased by the Issuer from the Seller pursuant to a Mortgage Asset Purchase Agreement (the “Mortgage Asset Purchase Agreement”), dated as of February 14, 2018, among the Issuer, the Seller, TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Holdco”), and the Company. Pursuant to the Mortgage Asset Purchase Agreement, the Seller made certain representations and warranties to the Issuer with respect to the Mortgage Assets. In the event that a material breach of representation or warranty with respect to any Mortgage Asset exists, the Seller will have to either (a) correct or cure such breach of representation or warranty in all material respects, within 90 days of discovery by the Seller or any party to the Indenture (to the extent such breach is capable of being corrected or cured), (b) subject to the consent of a majority of the holders of each class of Notes, voting separately (excluding any Notes held by the Seller or any of its affiliates), make a cash payment to the Issuer, or (c) repurchase such Mortgage Asset at a repurchase price calculated as set forth in the Mortgage Asset Purchase Agreement. The obligation of the Seller to repurchase a Mortgage Asset in connection with a material breach of the representations and warranties pursuant to the Mortgage Asset Purchase Agreement has been guaranteed by Holdco.

Interest Rate and Maturity

The Offered Notes have an initial weighted average interest rate of approximately one-month LIBOR plus 1.08%. Interest payments on the Notes are payable monthly, beginning in March 2018. Each class of Notes will mature at par in February 2035, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the Indenture.

For so long as any class of Notes with a higher priority is outstanding, any interest due on the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes that is not paid as a result of the operation of the priority of payments set forth in the Indenture will be deferred, and the failure to pay such interest will not be an event of default under the Indenture (any such interest, “Deferred Interest”). Deferred Interest on any class of Notes will be added to the outstanding principal balance of such class of Notes and will accrue interest at the applicable interest rate. Deferred Interest will not be payable until the earliest of the first interest payment date on which funds are available to pay such Deferred Interest in accordance with the priority of payments set forth in the Indenture, or the date on which such class of Notes matures or is redeemed.

Subordination of the Notes

In general, payments of interest and principal on any class of Notes are subordinate to all payments of interest and principal on any class of Notes with a more senior priority. Generally, all payments on the Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the Notes will be senior to any payments on or in respect of the Preferred Shares to the extent required by the priority of payments set forth in the Indenture.

Offered Note Protection Test

The Notes are subject to an offered note protection test (the “Offered Note Protection Test”), which will be used primarily to determine whether and to what extent interest received on the Mortgage Assets may be used to make certain payments subordinate to interest and principal payments to the Class E Notes and the Class F Notes in the priority of payments set forth in the Indenture. The Offered Note Protection Test will generally be considered to be met if the number calculated by dividing (a) the aggregate principal balance of the Mortgage Assets and certain other eligible investments and modified or defaulted Mortgage Assets by (b) the sum of the aggregate principal balance of the Offered Notes (including any deferred interest amounts with respect to the Class C Notes and the Class D Notes) and the amount of any unreimbursed interest advances, is equal to or exceeds 118.75%.

In the event that the Offered Note Protection Test is not satisfied on any interest payment date, interest received on the Mortgage Assets that would otherwise be used to pay interest on the Class E Notes and the Class F Notes and dividends to the Preferred Shares and make certain other payments must instead be used to pay principal of first, the Class A Notes, second, the Class A-S Notes, third, the Class B Notes, fourth, the Class C Notes and fifth, the Class D Notes, in each case, to the extent necessary to cause the Offered Note Protection Test to be satisfied.

The Servicing Agreement

The Mortgage Loans will be serviced by Wells Fargo Bank, National Association, a national banking association (the “Servicer”), and Situs Holdings, LLC, a Delaware limited liability company (the “Special Servicer”) pursuant to a servicing agreement (the “Servicing Agreement”), dated as of February 14, 2018, by and among the Issuer, the Servicer, the Special Servicer, the Seller (as advancing agent), the Trustee, the Note Administrator and Park Bridge Lender Services LLC, a New York limited liability company (the “Operating Advisor”). Additionally, the Servicer has entered into a Sub-Servicing Agreement with Situs Asset Management LLC, a Texas limited liability company (“Situs”), pursuant to which Situs will act as sub-servicer and perform certain of the servicing duties of the Servicer with respect to all of the Mortgage Loans.

The Servicing Agreement will require each of the Servicer and Special Servicer to diligently service and administer the Mortgage Loans and any applicable mortgaged property acquired directly or indirectly by the Special Servicer for the benefit of the secured parties under the Indenture. In connection with their respective duties under the Servicing Agreement, the Servicer and the Special Servicer (or any replacement servicer or sub-servicer) will be entitled to monthly servicing and special servicing fees, as described in the Servicing Agreement.

Pursuant to the Servicing Agreement, the Operating Advisor’s duties will be limited to certain Mortgage Assets that are whole loans. The Operating Advisor is entitled to receive a monthly fee under the Servicing Agreement from amounts received in respect of the Mortgage Assets owned by the Issuer, in an amount equal to one-twelfth of $20,000. The Operating Advisor may also be entitled to certain consulting and review fees as described in the Servicing Agreement.

The foregoing summaries of the Indenture, the Preferred Share Paying Agency Agreement, the Mortgage Asset Purchase Agreement and the Servicing Agreement are qualified in their entirety by reference to the full text of the Indenture, the Preferred Share Paying Agency Agreement, the Mortgage Asset Purchase Agreement and the Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 14, 2018, the Company issued a press release announcing the closing of the collateralized loan obligation described in Items 1.01 and 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information contained in the press release shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Indenture, dated as of February 14, 2018, by and among TPG Real Estate Finance 2018-FL1 Issuer, Ltd., TPG RE Finance Trust 2018-FL1 Co-Issuer, LLC, TPG RE Finance Trust CLO Loan Seller, LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association.

10.2	Preferred Share Paying Agency Agreement, dated as of February 14, 2018, among TPG Real Estate Finance 2018-FL1 Issuer, Ltd., Wells Fargo Bank, National Association and MaplesFS Limited.

10.3	Mortgage Asset Purchase Agreement, dated as of February 14, 2018, among TPG Real Estate Finance 2018-FL1 Issuer, Ltd., TPG RE Finance Trust CLO Loan Seller, LLC, TPG RE Finance Trust Holdco, LLC and TPG RE Finance Trust, Inc.

10.4	Servicing Agreement, dated as of February 14, 2018, by and among TPG Real Estate Finance 2018-FL1 Issuer, Ltd., Wilmington Trust, National Association, Wells Fargo Bank, National Association, TPG RE Finance Trust CLO Loan Seller, LLC, Situs Holdings, LLC and Park Bridge Lender Services LLC.

99.1	Press release, dated February 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial and Risk Officer

Date: February 20, 2018